Exhibit 10.47

AMENDMENT NO. 1

DEL MONTE FOODS COMPANY

ANNUAL INCENTIVE PLAN

The Del Monte Foods Company Annual Incentive Plan, as amended and restated effective April 28, 2003 (the “Plan”) is hereby amended pursuant to Section 11 of the Plan effective as of January 1, 2005.

This Amendment is intended to be a good faith, interim amendment for the purposes of good faith compliance with Internal Revenue Code Section 409A (“Section 409A”) and the guidance issued thereunder, including the transition period provisions. The Plan and this Amendment may be amended in whole or in part by the end of the applicable transition period under Section 409A and applicable to all or any part of the period from January 1, 2005 until the end of the transition period. Notwithstanding this Amendment, the Plan may be administered during the transition period for Section 409A in good faith compliance with any provisions of Section 409A or the guidance thereunder or any reasonable good faith interpretation thereof.

1.

Section 3 is amended by adding at the end of the last sentence in the first paragraph the following:

as soon as practicable after such event, provided such award is not otherwise subject to adjustment for performance.

2.

Section 11 is amended by deleting the second paragraph and replacing it with the following:

Payment of awards will be made as soon as practicable after approval by the Committee but in no event later than the July 15 following the Plan Year for which the award is made to eligible participants. Notwithstanding the foregoing, delay of such payment may be made if permitted in accordance with Code Section 409A in a manner that does not trigger an excise tax under such section and otherwise complies with the “short term deferral” exception to such section.

3.

Section 11 is amended by adding a new paragraph at the end as follows:

For purposes of good faith compliance with Code Section 409A, the Plan is intended to comply with Prop. Reg. § 1.409A-2(a)(5) for fiscal year compensation under a fiscal year plan and Prop. Reg. § 1.409A-2(a)(7) for performance-based compensation, as the Committee may determine appropriate from time to time.

4.

Except as specifically amended herein, the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Amendment No. 1 to be adopted by the Compensation Committee of the Board of Directors of Del Monte Foods Company and executed by its duly designated officer.

DEL MONTE CORPORATION

By:	/s/ Mark J. Buxton
Mark J. Buxton
Vice President, Human Resources

Date of Signing: December 14, 2006

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